DUFF & PHELPS

Asia Green Agriculture Corp.

May 19, 2014

Financial Analysis

Duff & Phelps Disclaimer

- The following pages contain materials that are being provided by Duff & Phelps, LLC ("Duff & Phelps") to Asia Green Food Enterprise Limited ("Holdco").
- The accompanying materials are compiled on a confidential basis for the use and benefit of Holdco and may not be distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps.
- Neither Duff & Phelps nor any of its legal advisors take any responsibility for the accuracy or completeness of any of this material if used by persons other than Holdco.
- This Financial Analysis provided by Duff & Phelps does not: (i) address the merits of the underlying business decision of Holdco, Asia Green Agriculture Corp. (the "Company"), the board of directors of the Company (the "Board of Directors"), the special committee of the Board of Directors (the "Special Committee"), or any other party to the Transaction (as herein defined) to enter into the Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation to Holdco, the Company, the Board of Directors, the Special Committee or any other person, including security holders of the Company, as to how such person should vote or as to any other specific action that should be taken in connection with the Transaction; or (iii) create any fiduciary duty on Duff & Phelps' part to any party.
- The information utilized in preparing this material was obtained from the Company and from public sources. Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Duff & Phelps did not independently verify such information.
- No selected company or selected transaction used in our analysis is directly comparable to the Company or the Transaction.

Table of Contents

Section 01

Introduction

Introduction

The Engagement

- Duff & Phelps has been engaged by Holdco to serve as independent financial advisor to provide a financial analysis (this "Financial Analysis") to Holdco in connection with the transaction described below (the "Transaction").

The Transaction

- Duff & Phelps understands that Holdco owns 93.6% of all outstanding common shares, par value $0.001 per share (the "Company Shares"), of the Company. It is Duff & Phelps' understanding that the Transaction involves the contribution by Holdco of all of the Company Shares owned by it to a wholly owned subsidiary of Holdco (the "Merger Sub"), followed by the merger of the Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Holdco. The merger will be effected pursuant to Section 180 of the Nevada Revised Statutes Chapter 92A. At the effective time of the Transaction, each outstanding Company Share not owned by Holdco or Merger Sub will be exchanged for the right to receive US$0.55 in cash.

Introduction

Scope of Analysis

- Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps' procedures, investigations, and analysis with respect to the preparation of its Financial Analysis included, but were not limited to, the items summarized below.

1. Reviewed the following documents:
   - The Company's annual reports on Form 10-K filed with the Securities and Exchange Commission ("SEC") for the years ended December 31, 2012 and 2013;
   - Certain financial projections prepared and provided to Duff & Phelps by management of the Company with respect to financial years ending December 31, 2014 through 2023 (the "Management Projections");
   - Other internal documents relating to the past and current business operations, financial conditions and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company;
   - A letter dated May 19, 2014 from the chief financial officer of the Company which made certain representations as to the Management Projections and the underlying assumptions for the Company (the "Management Representation Letter"); and
   - Documents related to the Transaction, including a draft of the Contribution Agreement dated May 7, 2014;
2. Discussed the information referred to above and the business, operations and financial condition and prospects of the Company as well as the background and other elements of the Transaction with the management of the Company;
3. Reviewed the historical trading price and trading volume of the Company's shares and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;
4. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and
5. Conducted such other analyses and inquiries and considered such other information and factors as Duff & Phelps deemed appropriate.

Introduction

Shareholders


Contributing Stockholders 93.6%
Other Stockholders 6.4%

Source: Company filings, Capital IQ, Company provided

Asia Green Agriculture Corp. - Ownership

Current Stockholders	Shares	% of Diluted Shares
Contributing Stockholders		
Zhan Youdai	22,467,568	61.0%
CID Greater China Venture Capital Fund III, L.P.	3,172,590	8.6%
Cai Jianxuan	1,852,875	5.0%
Ample Gold International Ltd	1,537,675	4.2%
Lei Hoiyeung	1,389,650	3.8%
Huang Shunmian	1,389,650	3.8%
Wong Ka Wa	576,625	1.6%
Jade Lane Group Limited	519,002	1.4%
HFG Investment Ltd	515,348	1.4%
Value Partners Hedge Master Fund Limited	100,000	0.3%
Halter Financial Investments, L.P.	210,900	0.6%
Ying Wong	202,445	0.5%
Xu Yihong	158,645	0.4%
Heping Wang	63,451	0.2%
Arthur Investments Advisory Co Ltd	51,530	0.1%
Yuanjia Xu	50,000	0.1%
Wensi Zhang	38,750	0.1%
Daiwu Chen	31,735	0.1%
Hui Deng	31,725	0.1%
Hong Hu	31,725	0.1%
Hong Zhang	12,690	0.0%
Zhang Yizi	12,690	0.0%
Xiang Zhou	4,250	0.0%
Xi Liang	375	0.0%
James H. Groh	1,381	0.0%
Heritage Management Consultants	31,200	0.1%
Total Contributing Stockholders	34,454,475	93.6%
Other Stockholders	2,369,151	6.4%
Total Shares Outstanding	36,823,626	100.0%
Options/Warrants In-the-Money at Offer Price[1]	0	0.0%
Fully Diluted Shares Outstanding at Offer Price	36,823,626	100.0%

Introduction

Trading Analysis



Asia Green Agriculture Corporation - Trading History
May 16, 2013 to May 16, 2014
Share Price
Volume (thousands)
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
50.0
45.0
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
5/16/13
6/16/13
7/16/13
8/16/13
9/16/13
10/16/13
11/16/13
12/16/13
1/16/14
2/16/14
3/16/14
4/16/14
5/16/14
Aug 14, 2013
Asia Green reported Q2 '13 earnings results. The Company reported net revenue of $21.7 million and EPS of $0.14.
Nov 21, 2013
Asia Green disclosed receiving a non-binding proposal from Mr. Youdai Zhan, Chairmand of CEO of the Company, to acquire remaining shares of the Company for $0.55 per share.
Nov 14, 2013
Asia Green reported Q3 '13 earnings results. The Company reported net revenue of $36.6 million and EPS of $0.37.
Mar 31, 2014
Asia Green reported fiscal year 2013 earnings results. The Company reported net revenue of $128.7 million and EPS of $0.93.
Volume
Price
30-day Trailing VWAP
60-day Trailing VWAP
90-day Trailing VWAP
Offer

Asia Green Agriculture Corp. Historical Trading Metrics

(in thousands, except per share)

During one year prior to offer		Post offer	
Average Closing Price	$0.48	Average Closing Price	$0.48
High	$0.55	High	$0.55
Low	$0.30	Low	$0.36
Average Volume	1.2	Average Volume	4.2
% of Shares Issued and Outstanding	0.0%	% of Shares Issued and Outstanding	0.0%
% of Float	0.0%	% of Float	0.0%

Source: Capital IQ

Introduction

Concluded Valuation Range

Valuation Range Conclusions
(USD in thousands, except per share data)

		Low		High
Enterprise Value Range		**$37,900**	-	**$40,500**
Less: Debt [1]		(20,326)	-	(20,326)
Value Attributable to Fully Diluted Shares (Excluding Cash)		**$17,574**	-	**$20,174**
Fully Diluted Shares Issued and Outstanding		36,823,626		36,823,626
Per Share Price Range (Excluding Cash)		**$0.48**	-	**$0.55**
Plus: Cash		$3,000	-	$3,000
Cash Value Per Fully Diluted Share Issued and Outstanding		$0.08	-	$0.08
Per Share Price Range		**$0.56**	-	**$0.63**
Implied Valuation Multiples				
EV / Pro Forma LTM EBITDA [2]	$29,865	1.3x	-	1.4x
EV / Pro Forma 2014 EBITDA [2]	$27,199	1.4x	-	1.5x
EV / 2015 EBITDA	$20,949	1.8x	-	1.9x
EV / LTM Pro Forma EBITDA less Capex [2]	$17,231	2.2x	-	2.4x
EV / 2014 Pro Forma EBITDA less Capex [2]	$24,238	1.6x	-	1.7x
EV / 2015 EBITDA less Capex	$19,991	1.9x	-	2.0x
EV / Pro Forma LTM Revenue [2]	$93,272	0.41x	-	0.43x
EV / Pro Forma 2014 Revenue [2]	$91,741	0.41x	-	0.44x
EV / 2015 Revenue	$75,148	0.50x	-	0.54x
P / Book Value	$4.77	0.12x	-	0.13x

Note: Balance sheet data and LTM as of December 31, 2013. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

(1) Including secured short- term borrowings, net of restricted cash held as collateral for bank loans.

(2) Adjusted to exclude results from other fresh produce operations, which the Company plans to discontinue by 2015.

*Based on Management Projections.

Section 02

Financial Analysis

Financial Analysis
Financial Performance

Historical and Projected Financial Performance
(USD in thousands)

	2009A	2010A	2011A	2012A	2013A	2014P	2015P	2016P	2017P	2018P	2019P	2020P	2021P	2022P	2023P
Fresh Bamboo Products	$18,219	$27,147	$38,329	$50,811	$54,036	$48,793	$38,735	$30,739	$27,495	$24,595	$23,188	$22,288	$22,086	$22,105	$22,562
French Horn Mushrooms	0	0	0	0	2,588	8,898	9,381	9,853	9,793	9,733	9,659	9,572	9,485	9,399	9,314
Other Fresh Produce	13,744	20,479	29,073	38,631	35,421	16,656	0	0	0	0	0	0	0	0	0
Processed Produce	7,841	24,480	32,672	36,294	36,648	34,050	27,032	21,451	19,188	17,164	16,182	15,554	15,413	15,426	15,745
Net Revenue	$39,804	$72,106	$100,073	$125,737	$128,693	$108,397	$75,148	$62,043	$56,476	$51,492	$49,029	$47,414	$46,984	$46,929	$47,620
Growth		*81.2%*	*38.8%*	*25.6%*	*2.4%*	*(15.8%)*	*(30.7%)*	*(17.4%)*	*(9.0%)*	*(8.8%)*	*(4.8%)*	*(3.3%)*	*(0.9%)*	*(0.1%)*	*1.5%*
Gross Profit [1]	$13,788	$26,496	$41,046	$46,523	$43,656	$35,921	$24,485	$19,125	$16,397	$15,330	$14,832	$14,523	$14,482	$14,527	$14,740
Margin	*34.6%*	*36.7%*	*41.0%*	*37.0%*	*33.9%*	*33.1%*	*32.6%*	*30.8%*	*29.0%*	*29.8%*	*30.3%*	*30.6%*	*30.8%*	*31.0%*	*31.0%*
EBITDA	$12,797	$22,724	$34,484	$42,039	$38,139	$30,640	$20,949	$16,333	$13,861	$13,018	$12,631	$12,394	$12,373	$12,420	$12,602
Margin	*32.1%*	*31.5%*	*34.5%*	*33.4%*	*29.6%*	*28.3%*	*27.9%*	*26.3%*	*24.5%*	*25.3%*	*25.8%*	*26.1%*	*26.3%*	*26.5%*	*26.5%*
Growth		*77.6%*	*51.8%*	*21.9%*	*(9.3%)*	*(19.7%)*	*(31.6%)*	*(22.0%)*	*(15.1%)*	*(6.1%)*	*(3.0%)*	*(1.9%)*	*(0.2%)*	*0.4%*	*1.5%*
EBIT	$12,333	$22,060	$33,238	$40,336	$35,892	$26,333	$16,580	$11,904	$9,364	$8,455	$8,009	$7,722	$7,652	$7,651	$7,786
Margin	*31.0%*	*30.6%*	*33.2%*	*32.1%*	*27.9%*	*24.3%*	*22.1%*	*19.2%*	*16.6%*	*16.4%*	*16.3%*	*16.3%*	*16.3%*	*16.3%*	*16.4%*
Growth		*78.9%*	*50.7%*	*21.4%*	*(11.0%)*	*(26.6%)*	*(37.0%)*	*(28.2%)*	*(21.3%)*	*(9.7%)*	*(5.3%)*	*(3.6%)*	*(0.9%)*	*(0.0%)*	*1.8%*
Net Income	$12,117	$21,595	$32,252	$38,421	$35,347	$24,477	$14,869	$10,339	$7,877	$7,001	$6,578	$6,310	$6,253	$6,262	$6,404
Margin	*30.4%*	*29.9%*	*32.2%*	*30.6%*	*27.5%*	*22.6%*	*19.8%*	*16.7%*	*13.9%*	*13.6%*	*13.4%*	*13.3%*	*13.3%*	*13.3%*	*13.4%*
Growth		*78.2%*	*49.3%*	*19.1%*	*(8.0%)*	*(30.8%)*	*(39.3%)*	*(30.5%)*	*(23.8%)*	*(11.1%)*	*(6.0%)*	*(4.1%)*	*(0.9%)*	*0.2%*	*2.3%*
Diluted EPS	$0.41	$0.67	$0.88	$1.04	$0.96	$0.66	$0.40	$0.28	$0.21	$0.19	$0.18	$0.17	$0.17	$0.17	$0.17
Growth		*62.7%*	*29.8%*	*19.1%*	*(7.9%)*	*(30.8%)*	*(39.3%)*	*(30.5%)*	*(23.8%)*	*(11.1%)*	*(6.0%)*	*(4.1%)*	*(0.9%)*	*0.2%*	*2.3%*
Capital Expenditures [2]	$2,026	$15,545	$24,913	$47,359	$19,239	$11,328	$958	$950	$945	$939	$932	$923	$915	$907	$898
as % of Net Revenue	*5.1%*	*21.6%*	*24.9%*	*37.7%*	*14.9%*	*10.5%*	*1.3%*	*1.5%*	*1.7%*	*1.8%*	*1.9%*	*1.9%*	*1.9%*	*1.9%*	*1.9%*
Net Working Capital [3]	$11,579	$13,647	$22,687	$27,655	$58,478	$50,642	$35,761	$29,980	$27,570	$25,286	$24,158	$23,419	$23,223	$23,199	$23,517
as % of Net Revenue	*29.1%*	*18.9%*	*22.7%*	*22.0%*	*45.4%*	*46.7%*	*47.6%*	*48.3%*	*48.8%*	*49.1%*	*49.3%*	*49.4%*	*49.4%*	*49.4%*	*49.4%*
Investment in Growing Bamboo & Crops Inventory						$10,983	$10,694	$13,596	$13,767	$13,687	$13,161	$12,472	$11,579	$10,637	$9,546

Note: Balance sheet data and LTM as of December 31, 2013. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

(1) Gross profit is adjusted to exclude depreciation and amortization expense.
(2) Including acquisition and deposits for land use rights.
(3) Excluding inventory of growing bamboo and crops.
Source: Company SEC Filings and Company Management.

Financial Analysis

Discounted Cash Flow Analysis – Methodology and Key Assumptions

Discounted Cash Flow Methodology

- Duff & Phelps performed a discounted cash flow analysis based on the Company's projected unlevered free cash flows.
- Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders.
- Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk.
- The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

Discounted Cash Flow Key Assumptions

- Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2014-2023(excluding public company expenses, as provided by Company management) as well as discussions with Company management, a review of the Company's historical financial performance and other factors to develop the DCF analysis.
- Beyond the projection period, Duff & Phelps estimated the "terminal value" using a perpetuity formula.
- Duff & Phelps discounted the resulting free cash flows and terminal value to present values using discount rates ranging from 16.0% to 20.0%, reflecting the Company's estimated weighted average cost of capital, derived from the Capital Asset Pricing Model.
- The following is a summary of the Management Projections utilized in the discounted cash flow analysis:
  - The Company's net revenue decreases at a compound annual growth rate ("CAGR") of -9.5% over the ten-year period ending 2023.
  - EBITDA decreases at a CAGR of -10.5% over the ten-year period ending 2023.
  - The Company's EBITDA margin averages 26.3% over the ten-year period ending 2023.

Financial Analysis

DCF Valuation Summary

Discounted Cash Flow Analysis

(USD in thousands)

	LTM 12/31/2013	2014P	2015P	2016P	2017P	2018P	2019P	2020P	2021P	2022P	2023P	CAGR 5-Yr	CAGR 10-Yr
Net Revenue	$128,693	$108,397	$75,148	$62,043	$56,476	$51,492	$49,029	$47,414	$46,984	$46,929	$47,620	(16.7%)	(9.5%)
Growth	*2.4%*	*(15.8%)*	*(30.7%)*	*(17.4%)*	*(9.0%)*	*(8.8%)*	*(4.8%)*	*(3.3%)*	*(0.9%)*	*(0.1%)*	*1.5%*		
EBITDA	$38,139	$30,640	$20,949	$16,333	$13,861	$13,018	$12,631	$12,394	$12,373	$12,420	$12,602		
EBITDA Margin	*29.6%*	*28.3%*	*27.9%*	*26.3%*	*24.5%*	*25.3%*	*25.8%*	*26.1%*	*26.3%*	*26.5%*	*26.5%*		
Growth	*(9.3%)*	*(19.7%)*	*(31.6%)*	*(22.0%)*	*(15.1%)*	*(6.1%)*	*(3.0%)*	*(1.9%)*	*(0.2%)*	*0.4%*	*1.5%*	(19.3%)	(10.5%)
Earnings Before Interest and Taxes		$26,333	$16,580	$11,904	$9,364	$8,455	$8,009	$7,722	$7,652	$7,651	$7,786		
Pro Forma Taxes		(818)	(537)	(401)	(329)	(304)	(291)	(282)	(279)	(279)	(282)		
Net Operating Profit After Tax		$25,516	$16,043	$11,503	$9,035	$8,151	$7,719	$7,440	$7,372	$7,372	$7,504		
Depreciation		$1,852	$1,933	$2,013	$2,095	$2,176	$2,253	$2,324	$2,395	$2,464	$2,531		
Amortization		2,455	2,436	2,417	2,402	2,387	2,369	2,347	2,326	2,305	2,284		
Capital Expenditures		(2,961)	(958)	(950)	(945)	(939)	(932)	(923)	(915)	(907)	(898)		
Acquisition and Deposits for Land Use Rights		(8,367)	0	0	0	0	0	0	0	0	0		
Investment in Growing Bamboo & Crops Inventory		(10,983)	(10,694)	(13,596)	(13,767)	(13,687)	(13,161)	(12,472)	(11,579)	(10,637)	(9,546)		
(Increase) / Decrease in Working Capital [(1)]		7,836	14,880	5,781	2,410	2,284	1,129	739	196	24	(318)		
Free Cash Flow [(2)]		$15,348	$23,640	$7,167	$1,229	$372	($623)	($544)	($204)	$621	$1,557		

Enterprise Value Range	Low		High
Terminal Growth Rate	3.00%	-	3.00%
Weighted Average Cost of Capital	20.00%	-	16.00%
Enterprise Value Range	**$37,900**	-	**$40,500**
Implied Equity Value	$20,574	-	$23,174
Fully Diluted Shares Issued and Outstanding	36,823,626	-	36,823,626
Implied Per Share Range	**$0.56**	-	**$0.63**

Implied Valuation Multiples		Low		High
EV / Pro Forma LTM EBITDA [(3)]	$29,865	1.3x	-	1.4x
EV / Pro Forma 2014 EBITDA [(3)]	$27,199	1.4x	-	1.5x
EV / 2015 EBITDA	$20,949	1.8x	-	1.9x
EV / LTM Pro Forma EBITDA less Capex [(3)]	$17,231	2.2x	-	2.4x
EV / 2014 Pro Forma EBITDA less Capex [(3)]	$24,238	1.6x	-	1.7x
EV / 2015 EBITDA less Capex	$19,991	1.9x	-	2.0x
EV / Pro Forma LTM Revenue [(3)]	$93,272	0.41x	-	0.43x
EV / Pro Forma 2014 Revenue [(3)]	$91,741	0.41x	-	0.44x
EV / 2015 Revenue	$75,148	0.50x	-	0.54x
P / Book Value	$4.77	0.12x	-	0.13x

Note: Balance sheet data and LTM as of December 31, 2013. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

(1) Excluding investment in growing bamboo & crops inventory
(2) Prior to application of 10% dividend withholding tax calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation.
(3) Adjusted to exclude results from other fresh produce operations, which the Company plans to discontinue by 2015.

Financial Analysis

Selected Public Companies / M&A Transactions Analysis Methodology

Selected Public Companies Analysis

- Duff & Phelps selected six publicly traded companies in the agriculture industry that were deemed relevant to its analysis.
- Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies' trading multiples of enterprise value to LTM and projected revenue, EBITDA, EBITDA less capital expenditures, price to LTM and projected earnings per share, and price to book value per share.

Selected M&A Transactions Analysis

- Duff & Phelps also researched M&A transactions involving target companies with businesses we deemed relevant to our analysis. Due to the limited number of relevant transactions, the selected M&A transactions analysis was not meaningful to this Financial Analysis.

Rather than applying a range of selected multiples from a review of the selected public companies, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the DCF analysis in the context of the Company's relative size, historical and forecasted growth in revenue and profits, profit margins, revenue mix, and other characteristics that we deemed relevant.

None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Transaction cannot rely solely upon a quantitative review of the selected companies, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies Analysis is subject to certain limitations.

Financial Analysis

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis

($ in millions, except per share data)

COMPANY INFORMATION			MARKET DATA			REVENUE GROWTH			EBITDA GROWTH			EBITDA MARGIN		
Company Name	HQ	Exchange	Stock Price on 5/16/14	% of 52-Wk High	Enterprise Value	3-YR CAGR	LTM	2014	3-YR CAGR	LTM	2014	3-YR AVG	LTM	2014
Asian Bamboo AG	China	DB	$1.41	29.5%	$23	-25.5%	-54.8%	NA	-39.4%	91.4%	NA	26.1%	19.5%	NA
Asian Citrus Holdings Limited	Hong Kong	AIM	0.21	44.1	-57	22.3	-17.4	28.5	9.6	-51.1	72.5	38.8	22.5	30.2
China Green Holdings Ltd.	Hong Kong	SEHK	0.06	37.7	191	4.7	-18.0	NA	-16.1	-58.4	NA	32.8	16.6	NA
China Minzhong Food Corporation Limited	China	SGX	0.71	78.4	208	31.7	-6.0	20.6	24.7	-18.0	48.3	33.9	26.3	32.3
Sino Grandness Food Industry Group Limited	China	SGX	0.54	86.2	344	52.1	37.0	12.6	55.6	33.2	22.5	24.9	25.5	27.8
Yamada Green Resources Limited	China	SGX	0.14	61.4	75	17.5	10.8	NA	46.8	11.5	NA	60.2	62.0	NA
Mean				56.2%	$131	17.1%	-8.1%	20.5%	13.5%	1.4%	47.8%	36.1%	28.7%	30.1%
Median				52.7%	$133	19.9%	-11.7%	20.6%	17.1%	-3.3%	48.3%	33.4%	24.0%	30.2%
Asia Green Agriculture Corp. (Management Projections)[1]						21.3%	2.4%	-15.8%	18.8%	-9.3%	-19.7%	32.5%	29.6%	28.3%

[1] The Company's financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).
LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents) – (Net Non-Operating Assets)
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Bloomberg, Capital IQ, SEC filings

Financial Analysis

Selected Public Companies Analysis – Market Multiples

Selected Public Companies Analysis

($ in millions, except per share data)

COMPANY INFORMATION			MARKET DATA			STOCK PRICE AS A MULTIPLE OF			ENTERPRISE VALUE AS MULTIPLE OF					
Company Name	HQ	Exchange	Stock Price on 5/16/14	% of 52-Wk High	Enterprise Value	LTM EPS	2014 EPS	Book Value	LTM EBITDA	2014 EBITDA	LTM EBITDA - Capex	2014 EBITDA - Capex	LTM Revenue	2014 Revenue
Asian Bamboo AG	China	DB	$1.41	29.5%	$23	NM	NA	0.18x	2.7x	NA	3.0x	NA	0.53x	NA
Asian Citrus Holdings Limited	Hong Kong	AIM	0.21	44.1	-57	NM	4.0	0.22	NM	NM	NM	NM	NM	NM
China Green Holdings Ltd.	Hong Kong	SEHK	0.06	37.7	191	NM	NA	0.10	3.5	NA	NM	NA	0.58	NA
China Minzhong Food Corporation Limited	China	SGX	0.71	78.4	208	5.5	4.0	0.57	1.6	1.1	1.8	1.5	0.43	0.35
Sino Grandness Food Industry Group Limited	China	SGX	0.54	86.2	344	5.0	4.1	1.38	3.5	2.9	6.3	4.4	0.90	0.80
Yamada Green Resources Limited	China	SGX	0.14	61.4	75	4.4	NA	0.62	1.3	NA	1.5	NA	0.82	NA
Mean				56.2%	$131	4.9x	4.0x	0.51x	2.5x	2.0x	3.1x	2.9x	0.65x	0.58x
Median				52.7%	$133	5.0x	4.0x	0.39x	2.7x	2.0x	2.4x	2.9x	0.58x	0.58x

LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents) – (Net Non-Operating Assets)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
EPS = Earnings per share
Source: Bloomberg, Capital IQ, SEC filings

Financial Analysis

Selected Public Companies Analysis – Ranking Tables

LTM Revenue



Median: $272
$600
$500
$400
$300
$200
$100
$0
$489
$381
$328
$215
$129
$91
$43
China Minzhong
Sino Grandness
China Green
Asian Citrus
Aisa Green
Yamada
Asian Bamboo

LTM EBITDA Margin



Median: 24.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
62.0%
29.6%
26.3%
25.5%
22.5%
19.5%
16.6%
Yamada
Aisa Green
China Minzhong
Sino Grandness
Asian Citrus
Asian Bamboo
China Green

Total Assets



Median: $665
$1,500
$1,250
$1,000
$750
$500
$250
$0
$1,241
$1,109
$927
$404
$303
$212
$123
Asian Citrus
China Minzhong
China Green
Asian Bamboo
Sino Grandness
Aisa Green
Yamada

Three-Year Average EBITDA Margin



Median: 33.4%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
60.2%
38.8%
33.9%
32.8%
32.5%
26.1%
24.8%
Yamada
Asian Citrus
China Minzhong
China Green
Aisa Green
Asian Bamboo
Sino Grandness

Source: Capital IQ, Company management

Financial Analysis

Selected Public Companies Analysis – Ranking Tables

LTM Revenue Growth



Median: -7.5%
60.0%
40.0%
20.0%
0.0%
-20.0%
-40.0%
-60.0%
37.0%
10.8%
2.4%
-6.0%
-17.4%
-18.0%
-54.8%
Sino Grandness
Yamada
Aisa Green
China Minzhong
Asian Citrus
China Green
Asian Bamboo

LTM EBITDA Growth



Median: -3.3%
60.0%
40.0%
20.0%
0.0%
-20.0%
-40.0%
-60.0%
-80.0%
-100.0%
91.4%
33.2%
11.5%
-9.3%
-18.0%
-51.1%
-58.4%
Asian Bamboo
Sino Grandness
Yamada
Aisa Green
China Minzhong
Asian Citrus
China Green

Three-Year Revenue CAGR



Median: 19.9%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
-10.0%
-20.0%
-30.0%
52.1%
31.7%
22.3%
21.3%
17.5%
4.7%
Sino Grandness
China Minzhong
Asian Citrus
Aisa Green
Yamada
China Green
Asian Bamboo

Three-Year EBITDA CAGR



Median: 21.8%
80.0%
60.0%
40.0%
20.0%
0.0%
-20.0%
-40.0%
-60.0%
55.6%
46.8%
24.7%
18.8%
9.6%
-16.1%
-39.4%
Sino Grandness
Yamada
China Minzhong
Aisa Green
Asian Citrus
China Green
Asian Bamboo

Source: Capital IQ, Company management

Financial Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

($ in millions)

Announced	Status	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / EBITDA	EV / Revenue
5/12/2014	Pending	Origin Agritech Limited	Engages in crop seed breeding and genetic improvement activities in China	Hunan Xindaxin Co., Ltd.	$108.6	$73.3	$4.6	6.2%	23.8x	1.48x
4/2/2014	Pending	Noble Agri Limited	Offers sourcing, warehousing, processing, distribution, and marketing of agricultural commodities	COFCO (Hong Kong) Co., Ltd.; HOPU Jinghua (Beijing) Investment Consultancy Co., Ltd.	$5,441.2	$15,500.0	NA	NA	NA	0.35x
3/7/2014	Pending	Hunan Tapu Bamboo Hemp Industry Development Co., Ltd.	Manufactures and distributes bamboo hemp, pulp, paper, and chemical fiber	Jilin Railway Investment&Development Co.,Ltd	$6.8	$9.9	NA	NA	NA	0.69x
9/2/2013	Closed	China Minzhong Food Corporation Limited	Operates as an integrated vegetable processing company	PT Indofood Sukses Makmur Tbk	$484.8	$536.6	$152.1	28.4%	3.2x	0.90x
8/26/2013	Closed	Century-light Industry Co. Ltd.	Engages in the manufacture and sale of corn-based biochemical products and animal feed additives products	Unknown Buyer	$2.1	$23.1	NA	NA	NA	0.09x
5/21/2013	Pending	Le Gaga Holdings Ltd	Cultivates, processes and distributes greenhouse vegetables, fruits and tea leaves in China	Management, Sequoia Capital China	$136.1	$83.4	$39.4	47.2%	3.5x	1.63x
5/21/2013	Closed	Shandong Xiwang Sugar Industry Co., Ltd; Winning China Limited; Xiwang Sugar (Beijing) Co., Ltd.	Offers corn processing services	Xiwang Investment Company Limited	$341.4	$676.7	NA	NA	NA	0.50x
5/7/2013	Closed	China Modern Dairy Holdings Ltd.	Produces and sells raw milk in China	China Mengniu Dairy Co. Ltd.	$2,171.2	$367.3	$95.8	26.1%	22.7x	5.91x
3/27/2012	Closed	Zhongpin, Inc.	Engages in the processing and distribution of meat and food products primarily in China	Management Buyout	$779.6	$1,456.2	$107.3	7.4%	7.3x	0.54x
8/16/2010	Closed	Pine Agritech Ltd.	Manufactures and sells soybean-based products in the People's Republic of China	Individuals	$399.0	$156.2	NA	NA	NA	2.56x

Note: Due to limited relevant transactions, we did not select valuation multiples based on this analysis.
Source: Capital IQ, SEC filings

Financial Analysis

Selected Public Companies Analysis – Implied Multiples

Implied Valuation Multiples Summary

(USD in thousands)

Metric	Public Companies Range			Public Companies Median	Asian Bamboo AG	Company Performance	Implied Valuation Multiples (1)		
EV / Pro Forma LTM EBITDA (2)	1.3x	-	3.5x	2.7x	2.7x	$29,865	1.27x	-	1.36x
EV / Pro Forma 2014 EBITDA (2)	1.1x	-	2.9x	2.0x	NA	$27,199	1.39x	-	1.49x
EV / Pro Forma LTM EBITDA less Capex (2)	1.5x	-	6.3x	2.4x	3.0x	$17,231	2.20x	-	2.35x
EV / Pro Forma 2014 EBITDA less Capex (2)	1.5x	-	4.4x	2.9x	NA	$24,238	1.56x	-	1.67x
EV / Pro Forma LTM Revenue (2)	0.43x	-	0.90x	0.58x	0.53x	$93,272	0.41x	-	0.43x
EV / Pro Forma 2014 Revenue (2)	0.35x	-	0.80x	0.58x	NA	$91,741	0.41x	-	0.44x
P / Book Value	0.10x	-	1.38x	0.39x	0.18x	$4.77	0.12x	-	0.13x

Note: Balance sheet data and LTM as of December 31, 2013. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

(1) Implied multiples based on the discounted cash flow analysis.
(2) Adjusted to exclude results from other fresh produce operations, which the Company plans to discontinue by 2015.

Financial Analysis
Concluded Valuation Range

Valuation Range Conclusions
(USD in thousands, except per share data)

		Low		High
Enterprise Value Range		**$37,900**	-	**$40,500**
Less: Debt [1]		(20,326)	-	(20,326)
Value Attributable to Fully Diluted Shares (Excluding Cash)		**$17,574**	-	**$20,174**
Fully Diluted Shares Issued and Outstanding		36,823,626		36,823,626
Per Share Price Range (Excluding Cash)		**$0.48**	-	**$0.55**
Plus: Cash		$3,000	-	$3,000
Cash Value Per Fully Diluted Share Issued and Outstanding		$0.08	-	$0.08
Per Share Price Range		**$0.56**	-	**$0.63**
Implied Valuation Multiples				
EV / Pro Forma LTM EBITDA [2]	$29,865	1.3x	-	1.4x
EV / Pro Forma 2014 EBITDA [2]	$27,199	1.4x	-	1.5x
EV / 2015 EBITDA	$20,949	1.8x	-	1.9x
EV / LTM Pro Forma EBITDA less Capex [2]	$17,231	2.2x	-	2.4x
EV / 2014 Pro Forma EBITDA less Capex [2]	$24,238	1.6x	-	1.7x
EV / 2015 EBITDA less Capex	$19,991	1.9x	-	2.0x
EV / Pro Forma LTM Revenue [2]	$93,272	0.41x	-	0.43x
EV / Pro Forma 2014 Revenue [2]	$91,741	0.41x	-	0.44x
EV / 2015 Revenue	$75,148	0.50x	-	0.54x
P / Book Value	$4.77	0.12x	-	0.13x

Note: Balance sheet data and LTM as of December 31, 2013. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

(1) Including secured short- term borrowings, net of restricted cash held as collateral for bank loans.

(2) Adjusted to exclude results from other fresh produce operations, which the Company plans to discontinue by 2015.

Appendix 01

Assumptions, Qualifications, and Limiting Conditions

Assumptions, Qualifications, and Limiting Conditions

Assumptions and Reliance – In preparing this Financial Analysis, Duff & Phelps, with Holdco's consent:

- Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;
- Relied upon the fact that Holdco, the Company, the Board of Directors, and the Special Committee have been advised by counsel as to all legal matters with respect to the Transaction, including whether all procedures required by law to be taken in connection with the Transaction have been duly, validly and timely taken;
- Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;
- Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Transaction;
- Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed; and
- Assumed that there has been no material change in the assets, financial condition, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps.

To the extent that any of the foregoing assumptions or any of the facts on which this Financial Analysis is based prove to be untrue in any material respect, this Financial Analysis cannot and should not be relied upon. Furthermore, in connection with the preparation of this Financial Analysis, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction.

Assumptions, Qualifications, and Limiting Conditions

Qualifications – This Financial Analysis is qualified by the following:

- Duff & Phelps has prepared this Financial Analysis effective as of the date hereof. This Financial Analysis is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Financial Analysis which may come or be brought to the attention of Duff & Phelps after the date hereof.
- Duff & Phelps did not evaluate the Company's solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise).
- This Financial Analysis should not be construed as a fairness opinion, valuation opinion, credit rating, solvency opinion, an analysis of the Company's credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.
- In providing this Financial Analysis, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company's officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the public shareholders of the Company in the Transaction, or with respect to the fairness of any such compensation. In addition, this Financial Analysis does not address the fairness of any consideration payable in the Transaction to the holders of any class of securities, creditors or other constituencies of the Company.

Assumptions, Qualifications, and Limiting Conditions

Limiting Conditions – The use of this Financial Analysis is strictly limited:

- This Financial Analysis is furnished solely for the use and benefit of Holdco in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps' express consent.
- This Financial Analysis (i) does not address the merits of the underlying business decision to enter into the Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Transaction; (iii) is not a recommendation as to how Holdco, the Company, the Board of Directors, the Special Committee, or any stockholder should vote or act with respect to any matters relating to the Transaction, or whether to proceed with the Transaction or any related transaction, and (iv) does not indicate that the consideration to be received by stockholders of the Company is the best possibly attainable under any circumstances. The decision as to whether to proceed with the Transaction or any related transaction may depend on an assessment of factors unrelated to this Financial Analysis.
- This Financial Analysis should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.
- Duff & Phelps' liability in connection with this Financial Analysis shall be limited in accordance with the terms set forth in the engagement letter among Duff & Phelps, the Company and Holdco dated May 19, 2014 (the "Engagement Letter").
- This Financial Analysis is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.